                                                                     Exhibit 99


                                 HONEYWELL LOGO



Contact:
Media                                         Investors
Victoria Streitfeld                           Nicholas Noviello
973-455-5281                                  973-455-2222

victoria.streitfeld@honeywell.com             nicholas.noviello@honeywell.com


HONEYWELL'S THIRD-QUARTER EARNINGS PER SHARE 43 CENTS, UP 8% VERSUS PRIOR YEAR; CASH FLOW FROM OPERATIONS $645 MILLION

o    Sales of $6.4 billion, up 11% vs. 2003 due to strong organic growth

o    EPS increases despite $105 million pre-tax pension expense

o    Free cash flow $525 million, equals 141% of net income


         MORRIS TOWNSHIP, N.J., October 20, 2004 -- Honeywell (NYSE: HON) today announced third-quarter earnings per share of 43 cents, an increase of 3 cents or 8% over the prior year. Sales of $6.4 billion were up 11% compared to 2003, resulting from organic sales growth in all four operating segments. Cash flow from operations was $645 million and free cash flow (cash flow from operations less capital expenditures) was $525 million.

         "These results reflect another quarter of strong sales and earnings, due to solid operational execution and continued business improvement," said Honeywell Chairman and Chief Executive Officer Dave Cote. "Each of our operating segments experienced increased orders and organic sales growth. Segment profit increased 20% due to good volume conversion, offset by higher raw material costs in the non-core businesses of Specialty Materials. We continue to strengthen our balance sheet and drive free cash flow while at the same time investing in productivity and growth initiatives across the company."

         Net income increased to $372 million for the quarter, including the impact of $105 million of pre-tax pension expense. Free cash flow of $525 million equals 141% of net income. Also, subsequent to quarter end, Standard and Poor's Ratings Services affirmed its `A/A-1' corporate credit rating on Honeywell and revised its outlook to stable from negative.



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


2-results


         "Growth initiatives in each operating segment are gaining momentum and driving new business," Mr. Cote said. "During the quarter, Aerospace's Primus Epic'r' integrated cockpit system was certified on the Gulfstream G450. Automation and Control Solutions introduced FocusPRO 5000, a digital thermostat, and experienced double-digit orders growth in both its Building and Process Solutions businesses. Transportation Systems continued to advance turbo technology, and introduced next generation VNT'TM' on the new BMW 1 Series platform at the Paris Motor Show. In Specialty Materials, the Chemicals business continued to expand its Asian presence by breaking ground on a new refrigerant manufacturing facility in China."

         During the quarter, the company initiated repositioning actions resulting in a charge of $37 million. Additionally, the company recorded a $64 million charge in connection with environmental and other litigation matters, which was partially offset by $32 million in gains from legal settlements and previously divested businesses.

                           *     *     *     *     *

Third-Quarter Segment Highlights

Aerospace

o Sales increased 11% over the third quarter of 2003, led by 17% growth in Commercial sales. Defense & Space sales grew 3% in the quarter.

o Segment margin increased to 15.4%, compared with 14.6% a year ago, due primarily to strong commercial aftermarket sales growth, which was driven by increased global flying hours.

o Primus Epic'r' integrated avionics suite was certified on the Gulfstream G450, the third Gulfstream certification for Primus Epic'r' and the eighth Primus Epic'r' certification overall.

o Aircraft Landing Systems was awarded a $60 million contract with Lufthansa to provide wheel and brake products for its fleet of 30 747-400 aircraft.

o Honeywell was selected by Lockheed Martin as Supply Services Provider for the F-35 Joint Strike Fighter. The estimated value of the program is up to $900 million over the life of the F-35.

Automation and Control Solutions

o Sales increased 6% over the third quarter of 2003 (8% excluding the impact of the Security Monitoring divestiture in the second quarter of this year), primarily due to organic sales growth driven by new product introductions and contract and energy retrofit wins in the Building Solutions business.

o Segment margin increased to 11.8%, compared with 11.1% a year ago, primarily driven by volume growth.

o FocusPRO 5000, a digital thermostat designed to provide ultimate ease-of-use for contractors and homeowners, was launched, further enhancing Honeywell's new line of innovative residential thermostats.


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



3-results

o Building Solutions won $20 million dollars in orders with the United States Postal Service to implement Shared Energy Savings Contracts in California, including chiller replacements and major mechanical upgrades, a co-generation project and lighting retro-fits in over 70 facilities.

o The company introduced Honeywell I.O.N.'TM' (Integrated Operator Node), which allows industrial customers who use Honeywell's process control technology to continue to utilize existing infrastructure while upgrading to the latest Experion'TM' solution.

Transportation Systems

o Sales increased 19% over the third quarter of 2003, driven by continued strong growth in the Turbochargers business and favorable foreign exchange.

o Segment margin increased to 13.0%, compared with 12.3% a year ago, primarily driven by unit volume.

o Turbo Technologies newest version of VNT'TM' technology debuted on the new BMW 1 Series platform at the Paris Motor Show. This next generation VNT'TM' furthers Honeywell's technology leadership for turbo diesel passenger cars.

o Consumer Products Group successfully launched Prestone'r' All Makes All Models Extended Life Antifreeze/Coolant, a new antifreeze that is compatible with all types of antifreeze/coolant on store shelves, including conventional silicated, organic acid and hybrid technology coolants.

Specialty Materials

o Sales increased 13% over the third quarter of 2003, driven by a 19% increase in core businesses.

o Segment margin increased to 4.3%, compared with 2.2% a year ago, driven by organic growth and offset by higher raw material costs in non-core businesses.

o Honeywell Chemicals broke ground on a new manufacturing plant in Shanghai, China, that will serve as its Asian production center for refrigerants.

o Performance Products launched a synthetic, high-performance rope using Spectra fiber that is specifically designed for deep-water heavy lifting. This rope offers a significant weight-saving alternative to conventional steel wire and chain.

         Honeywell will discuss its results during its investor webcast at 8:00 a.m. on October 20. The webcast and related presentation materials will be available at www.honeywell.com/investor.

                           *     *     *     *     *

         Honeywell is a $23 billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; turbochargers; automotive products; and specialty chemicals. Based in Morris Township, N.J., Honeywell is one of 30 stocks that make up the Dow Jones Industrial Average and is a component of the Standard & Poor's 500 Index. Its shares are traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific Stock Exchanges. For more about Honeywell, visit www.honeywell.com.

-------------------------------------------------------------------------------
         This release contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, including statements about future business operations, financial performance and market conditions. Such forward-looking statements involve risks and uncertainties inherent in business forecasts as further described in our filings under the Securities Exchange Act.
-------------------------------------------------------------------------------

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


4-results



                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)



                                                                        Three Months Ended September 30,
                                                                       ----------------------------------
                                                                          2004                    2003
                                                                       ---------                ---------
Net sales                                                               $ 6,395                  $ 5,768
                                                                       ---------                ---------

Costs, expenses and other
    Cost of goods sold                                                    5,087 (A)                4,509 (D)
    Selling, general and administrative expenses                            820 (A)                  729 (D)
    (Gain) loss on sale of non-strategic businesses                          (5)(B)                   (9)(E)
    Equity in (income) loss of affiliated companies                         (24)                      (7)(D)
    Other (income) expense                                                  (50)(C)                   11
    Interest and other financial charges                                     81                       82
                                                                       ---------                ---------
                                                                          5,909                    5,315
                                                                       ---------                ---------

Income before taxes                                                         486                      453
Tax expense                                                                 114                      109
                                                                       ---------                ---------

Net income                                                              $   372                  $   344
                                                                       =========                =========

Earnings per share of common stock - basic                              $  0.43                  $  0.40
                                                                       =========                =========

Earnings per share of common stock - assuming dilution                  $  0.43                  $  0.40
                                                                       =========                =========

Weighted average number of shares outstanding-basic                         861                      862
                                                                       =========                =========

Weighted average number of shares outstanding -
    assuming dilution                                                       864                      865
                                                                       =========                =========


(A) Cost of goods sold and selling, general and administrative expenses include provisions of $100 and $1 million, respectively, for environmental, litigation and net repositioning charges. Total net pretax charges were $101 million (after-tax $56 million, or $0.06 per share).

(B) Represents the pretax adjustments related to businesses sold in prior periods (after-tax $3 million, with no effect on earnings per share).

(C) Includes a gain of $27 million (after-tax $17 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(D) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $26, $2 and $2 million, respectively, for environmental, net repositioning and other charges. Total net pretax charges were $30 million (after-tax $1 million, with no effect on earnings per share). The after-tax charge includes a tax benefit from a tax settlement related to a prior year asset impairment.

(E) Represents the net pretax gain on the sale of several non-strategic businesses (after-tax loss $3 million, with no effect on earnings per share).




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5-results



                          Honeywell International Inc.
                Consolidated Statement of Operations (Unaudited)
                     (In millions except per share amounts)



                                                                                  Nine Months Ended September 30,
                                                                                ------------------------------------
                                                                                   2004                      2003
                                                                                ----------                ----------

Net sales                                                                        $ 18,961                  $ 16,916
                                                                                ----------                ----------

Costs, expenses and other
    Cost of goods sold                                                             15,245 (A)                13,263 (D)
    Selling, general and administrative expenses                                    2,451 (A)                 2,194 (D)
    (Gain) loss on sale of non-strategic businesses                                  (270)(B)                   (40)(E)
    Equity in (income) loss of affiliated companies                                   (48)(A)                   (11)(D)
    Other (income) expense                                                            (78)(C)                   (16)(F)
    Interest and other financial charges                                              247                       253
                                                                                ----------                ----------
                                                                                   17,547                    15,643
                                                                                ----------                ----------

Income before taxes and cumulative effect of accounting change                      1,414                     1,273
Tax expense                                                                           386                       336
                                                                                ----------                ----------

Income before cumulative effect of accounting change                                1,028                       937
Cumulative effect of accounting change                                                  -                       (20)(G)
                                                                                ----------                ----------

Net income                                                                       $  1,028                  $    917
                                                                                ==========                ==========

Earnings per share of common stock - basic:
    Income before cumulative effect of accounting change                         $   1.19                  $   1.09
    Cumulative effect of accounting change                                              -                     (0.02)(G)
                                                                                ----------                ----------
    Net income                                                                   $   1.19                  $   1.07
                                                                                ==========                ==========

Earnings per share of common stock - assuming dilution:
    Income before cumulative effect of accounting change                           $ 1.19                  $   1.09
    Cumulative effect of accounting change                                              -                     (0.02)(G)
                                                                                ----------                ----------
    Net income                                                                     $ 1.19                  $   1.07
                                                                                ==========                ==========

Weighted average number of shares outstanding-basic                                   860                       860
                                                                                ==========                ==========

Weighted average number of shares outstanding -
    assuming dilution                                                                 864                       861
                                                                                ==========                ==========


(A) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $384, $9 and $6 million, respectively, for environmental, litigation, business impairment and net repositioning charges. Total net pretax charges were $399 million (after-tax $249 million, or $0.29 per share).

(B) Represents the pretax gains on the sales of our VCSEL Optical Products and Security Monitoring businesses, and adjustments related to businesses sold in prior periods (after-tax $147 million, or $0.17 per share).

(C) Includes a gain of $27 million (after-tax $17 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(D) Cost of goods sold, selling, general and administrative expenses and equity in (income) loss of affiliated companies include provisions of $55, $7 and $2 million, respectively, for environmental, net repositioning and other charges. Total net pretax charges were $64 million (after-tax $22 million, or $0.03 per share). The after-tax charge includes a tax benefit from a tax settlement related to a prior year asset impairment.

(E) Represents the pretax gain on the sale of our Engineering Plastics and several other non-strategic businesses (after-tax $6 million, or $0.01 per share). The after-tax gain includes tax benefits associated with prior capital losses.

(F) Includes a gain of $20 million (after-tax $15 million, or $0.02 per share) related to the settlement of a patent infringement lawsuit.

(G) Effective January 1, 2003, we adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations" (SFAS No.
     143). SFAS No. 143 requires recognition of the fair value of obligations associated with the retirement of tangible long-lived assets when there is a legal obligation to incur such costs. This adoption resulted in an after-tax cumulative effect expense adjustment of $20 million, or $0.02 per share.

     We report our quarterly financial information using a calendar convention; that is, the first, second and third quarters are consistently reported as ending on March 31, June 30 and September 30, respectively. It has been our practice to establish actual quarterly closing dates using a predetermined "fiscal" calendar, which requires our businesses to close their books on a Saturday in order to minimize the potentially disruptive effects of quarterly closing on business processes. The effects of this practice are generally not significant to reported results for any quarter and only exist within a reporting year. In the event that differences in actual closing dates are material to year-over-year comparisons of quarterly or year-to-date results, we will provide appropriate disclosures. Our actual closing dates for the nine months ended September 30, 2004 and 2003 were October 2, 2004 and September 27, 2003, respectively. Our fiscal closing calendar for the years 2000 through 2012 is available on our website at www.honeywell.com under the heading "Investor Relations".




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6-results



                          Honeywell International Inc.
                            Segment Data (Unaudited)
                              (Dollars in millions)



Net Sales                                                                      Periods Ended September 30,
---------                                                                      ---------------------------
                                                                      Three Months                       Nine Months
                                                                      ------------                       -----------
                                                                 2004            2003               2004             2003
                                                              ---------        ---------         ----------       ---------
Aerospace                                                      $ 2,468          $ 2,231            $ 7,225         $ 6,454

Automation and Control Solutions                                 1,994            1,875              5,909           5,429

Specialty Materials                                                876              777              2,633           2,377

Transportation Systems                                           1,057              885              3,193           2,650

Corporate                                                            -                -                  1               6
                                                              ---------        ---------         ----------       ---------

     Total                                                     $ 6,395          $ 5,768           $ 18,961         $16,916
                                                              =========        =========         ==========       =========




Segment Profit                                                                 Periods Ended September 30,
--------------                                                                 ---------------------------
                                                                     Three Months                       Nine Months
                                                                     ------------                       ------------
                                                                 2004             2003              2004            2003
                                                              ---------        ---------         ----------       ---------
Aerospace                                                      $   379          $   326            $ 1,053         $   847

Automation and Control Solutions                                   235              208                637             592

Specialty Materials                                                 38               17                137              99

Transportation Systems                                             137              109                430             329

Corporate                                                          (40)             (33)              (117)            (99)
                                                              ---------        ---------         ----------       ---------

     Total Segment Profit                                          749              627              2,140           1,768
Gain on sale of non-strategic businesses                             5                9                270              40
Equity in income of affiliated companies                            24                7                 48              11
Other income (expense)                                              50              (11)                78              16
Interest and other financial charges                               (81)             (82)              (247)           (253)
Pension and other postretirement benefits (expense) (A)           (160)             (69)              (482)           (247)
Repositioning, environmental, litigation and business
    impairment charges (A)                                        (101)             (28)              (393)            (62)
                                                              ---------        ---------         ----------       ---------
     Income before taxes and cumulative effect
         of accounting change                                  $   486          $   453            $ 1,414         $ 1,273
                                                              =========        =========         ==========       =========

(A) Amounts included in cost of goods sold and selling, general and administrative expenses.






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




7-results





                          Honeywell International Inc.
                     Consolidated Balance Sheet (Unaudited)
                              (Dollars in millions)



                                                                               September 30,        December 31,
                                                                                   2004                 2003
                                                                                ---------            ---------
ASSETS
Current assets:
    Cash and cash equivalents                                                    $ 3,433              $ 2,950
    Accounts, notes and other receivables                                          4,074                3,643
    Inventories                                                                    3,074                3,040
    Deferred income taxes                                                          1,231                1,526
    Other current assets                                                             543                  465
                                                                                ---------            ---------
            Total current assets                                                  12,355               11,624

Investments and long-term receivables                                                414                  569
Property, plant and equipment - net                                                4,186                4,295
Goodwill                                                                           5,909                5,789
Other intangible assets - net                                                      1,130                1,098
Insurance recoveries for asbestos related liabilities                              1,436                1,317
Deferred income taxes                                                                476                  342
Prepaid pension benefit cost                                                       3,000                3,173
Other assets                                                                       1,082                1,107
                                                                                ---------            ---------

            Total assets                                                         $29,988              $29,314
                                                                                =========            =========

LIABILITIES AND SHAREOWNERS' EQUITY
Current liabilities:
    Accounts payable                                                             $ 2,346              $ 2,240
    Short-term borrowings                                                             33                  152
    Commercial paper                                                                  20                    -
    Current maturities of long-term debt                                             145                   47
    Accrued liabilities                                                            4,686                4,314
                                                                                ---------            ---------
            Total current liabilities                                              7,230                6,753

Long-term debt                                                                     4,839                4,961
Deferred income taxes                                                                358                  316
Postretirement benefit obligations other than pensions                             1,697                1,683
Asbestos related liabilities                                                       2,067                2,279
Other liabilities                                                                  2,592                2,593
Shareowners' equity                                                               11,205               10,729
                                                                                ---------            ---------

            Total liabilities and shareowners' equity                            $29,988              $29,314
                                                                                =========            =========



Certain prior year amounts have been reclassified to conform with the current year presentation.






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




8-results



                          Honeywell International Inc.
                Consolidated Statement of Cash Flows (Unaudited)
                              (Dollars in millions)



                                                                            Three Months Ended          Nine Months Ended
                                                                               September 30,              September 30,
                                                                           ---------------------      ---------------------
                                                                             2004         2003          2004         2003
                                                                           --------     --------      --------     --------
Cash flows from operating activities:
    Net income                                                              $  372       $  344        $1,028       $  917
    Adjustments to reconcile net income to net cash provided
    by operating activities:
        Cumulative effect of accounting change                                   -            -             -           20
        (Gain) loss on sale of non-strategic businesses                         (5)          (9)         (270)         (40)
        Repositioning, environmental, litigation and business
            impairment charges                                                 101           30           399           64
        Severance and exit cost payments                                       (41)         (54)         (123)        (147)
        Environmental and non-asbestos litigation payments                     (39)         (23)         (131)         (59)
        Asbestos related liability payments                                   (101)         (79)         (424)        (467)
        Insurance receipts for asbestos related liabilities                     13            -            61          477
        Depreciation                                                           140          147           428          437
        Undistributed earnings of equity affiliates                            (24)          (7)          (53)         (11)
        Deferred income taxes                                                   70          221           152          355
        Pension and other postretirement benefits expense                      160           69           482          247
        Pension contributions - U.S. Plans                                      (5)           -           (10)        (170)
        Other postretirement benefit payments                                  (53)         (44)         (152)        (143)
        Other                                                                    4          (84)          (36)         (87)
        Changes in assets and liabilities, net of the effects of
            acquisitions and divestitures:
               Accounts, notes and other receivables                           (75)           8          (318)         (72)
               Inventories                                                     (54)         112           (42)          17
               Other current assets                                              8          (39)            1          (21)
               Accounts payable                                                 69          (57)          186          118
               Accrued liabilities                                             105          135           309          261
                                                                           --------     --------      --------     --------
Net cash provided by operating activities                                      645          670         1,487        1,696
                                                                           --------     --------      --------     --------

Cash flows from investing activities:
    Expenditures for property, plant and equipment                            (120)        (131)         (403)        (407)
    Proceeds from disposals of property, plant and equipment                    10           13            12           13
    Decrease in investments                                                      -            -            80            -
    Cash paid for acquisitions                                                (111)          (2)         (220)        (124)
    Proceeds from sales of businesses                                           (3)          47           391          137
                                                                           --------     --------      --------     --------
Net cash (used for) investing activities                                      (224)         (73)         (140)        (381)
                                                                           --------     --------      --------     --------

Cash flows from financing activities:
    Net increase (decrease) in commercial paper                                (75)        (188)           20         (201)
    Net increase (decrease) in short-term borrowings                            (2)           3          (126)          81
    Proceeds from issuance of common stock                                      17            8            62           39
    Payments of long-term debt                                                   -          (11)          (23)         (81)
    Repurchases of common stock                                                (50)           -          (342)           -
    Cash dividends on common stock                                            (161)        (161)         (483)        (483)
                                                                           --------     --------      --------     --------
Net cash (used for) financing activities                                      (271)        (349)         (892)        (645)
                                                                           --------     --------      --------     --------

Effect of foreign exchange rate changes on cash and cash equivalents            51           (4)           28          179
                                                                           --------     --------      --------     --------

Net increase in cash and cash equivalents                                      201          244           483          849
Cash and cash equivalents at beginning of period                             3,232        2,626         2,950        2,021
                                                                           --------     --------      --------     --------
Cash and cash equivalents at end of period                                  $3,433       $2,870        $3,433       $2,870
                                                                           ========     ========      ========     ========




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




9-results



                          Honeywell International Inc.
   Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
                                  (Unaudited)
                              (Dollars in millions)



                                                             Three Months Ended               Nine Months Ended
                                                                September 30,                    September 30,
                                                            ----------------------         -------------------------
                                                             2004           2003              2004             2003
                                                            -------        -------         ---------       ---------
Cash provided by operating activities                        $ 645          $ 670           $ 1,487         $ 1,696

Expenditures for property, plant and equipment                (120)          (131)             (403)           (407)
                                                            -------        -------         ---------       ---------

Free cash flow                                               $ 525          $ 539           $ 1,084         $ 1,289
                                                            =======        =======         =========       =========


We define free cash flow as cash provided by operating activities, less cash expenditures for property, plant and equipment.

We believe that this metric is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, and to pay dividends, repurchase stock, or repay debt obligations prior to their maturities. This metric can also be used to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.